EXHIBIT 99.1

duostech	FOR IMMEDIATE RELEASE

Duos Technologies Group Reports First Quarter 2020 Results

Jacksonville, FL / Accesswire / May 15, 2020 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT), a provider of intelligent security analytical technology solutions, reported financial results for the first quarter ended March 31, 2020.

First Quarter 2020 and Recent Operational Highlights

•

Awarded a $1.8 million contract for a turn-key Rail Inspection Portal (rip®), which is expected to be completed by the end of the third quarter of this year.

•

Successfully listed onto the Nasdaq Capital Market and began trading under the ticker symbol “DUOT” effective February 13, 2020. In connection with the listing, Duos management rang the ceremonial Nasdaq Opening Bell on February 21, 2020.

•

Also in connection with being listed on the Nasdaq, completed underwritten public offering of 1,542,188 shares of common stock at an offering price of $6.00 per share, resulting in total gross proceeds of $9.25 million, which includes the exercise of its over-allotment option prior to deducting underwriting discounts, commissions and offering expenses payable by the Company.

•

Implemented first full-scale rip® in record time for CSX Transportation, Inc., one of the seven Class 1 Railroad operators who own and operate a combined 140,000 miles of rail track.

•

Substantially completed another rip® with a different customer, which is scheduled for final acceptance at a site in Mexico  upon lifting of travel restrictions related to COVID 19.

•

Awarded $945,000 follow-on contract for Monroe County Sheriff’s office in Florida to provide the Company’s Intelligent Correctional Automation System, icas™, which is expected to be implemented starting in late 2020 and completed in 2021.

First Quarter 2020 Financial Results

It should be noted that the following Financial Results represent the consolidation of the Company with its subsidiaries Duos Technologies, Inc. and truevue360™.

Total revenue decreased 77% to $991,000 compared to $4.35 million in the same quarterly period. The majority of the decrease in total revenue for the quarter was due to delays in anticipated contract awards due to business interruptions affecting several customers.  Such business interruptions have also caused delays in  some project execution. The current pandemic related to the coronavirus (COVID-19) outbreak has temporarily impacted expected receipt of awards and caused delays in execution due to travel and other restrictions.

Gross profit decreased 95% to $103,000 (10% of total revenue) compared to $2.13 million (49% of total revenue) in the same quarterly period last year. The overall decrease in gross profit reflects the lower revenues for the quarter and increased costs for equipment related to project implementation which was not offset in the current quarter due to the aforementioned  delays.

Operating expenses increased 5% to $2.19 million from $2.08 million in the same quarterly period. The increase in operating expense was primarily due to an increase in resources to support the Company’s anticipated growth, including research and development, administration and artificial intelligence (AI) technologies expenses, which were offset by a decrease in engineering and sales and marketing expenses.

Net loss totaled $2.15 million, a decrease from net income of $44,000 in the same quarter a year-ago. The increase in net loss was primarily attributable to the aforementioned lower revenues.

Cash and cash equivalents at quarter-end totaled $6.6 million, compared to $56,000 at December 31, 2019.

Financial Outlook

As a result of delays in project execution resulting from the restrictive travel environment currently in place as well as the additional, uncertain final impact on the overall economy from the COVID-19 outbreak, it is uncertain if the Company will realize the 2020 revenue guidance previously stated. Going forward, the Company will continue to re-evaluate the growth and predictability of its operating performance with respect to providing financial forecasts.

Management Commentary

“We began the year with significant operational momentum and in one of the strongest positions in company history,” said Duos Chairman and CEO Gianni Arcaini. “Unfortunately, like many businesses, we were not immune to the effects of the ongoing global pandemic, which caused business disruptions for most of our key customers and consequently impacted our operations during the first quarter. As an essential business, we were able to continue working uninterrupted, allowing us to provide critical services and tech support for our on-going commitments.

“Prior to the COVID-19 outbreak, our expectations had already factored in a modest start to the year with sequential growth going forward, and that projection remains intact. The $1.8 million rip® award we received in April was a strong step forward in the right direction, and, hopefully, an indication of progress ahead. We expect to receive a number of additional awards in the near future, however, because of the uncertainty that remains, we cannot accurately quantify the full impact on our operations for the remainder of the year at this time. We have and will continue to push forward in a challenging environment, and we remain confident in the long-term growth opportunity in rail transportation and the other industries we serve.”

Conference Call

The Company’s management will host a conference call today, Friday, May 15, 2020 at 11:00 a.m. Eastern time (8:00 a.m. Pacific time) to discuss these results, followed by a question and answer period.

Date: Friday, May 15, 2020

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

U.S. dial-in: (877) 407-3088

International dial-in: +1 (201) 389-0927

Confirmation: 13703531

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcasted live via telephone and available for online replay via the investor section of the Company's website here.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., provides advanced, analytical technology solutions with a strong portfolio of intellectual property. The Company’s core competencies include intelligent technologies that combine machine learning, artificial intelligence and advanced video analytics that are delivered through its proprietary integrated enterprise command and control centraco® platform. The Company provides its broad range of technology solutions with an emphasis on mission critical security, inspection and operations within the rail transportation, retail, petrochemical, government, and banking sectors. Duos Technologies also offers professional and consulting services for large data centers. For more information, visit www.duostech.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Duos Technologies Group, Inc.’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Duos’ Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Duos’ filings with the SEC.

Contacts:

Corporate

Tracie Hutchins

Duos Technologies Group, Inc. (Nasdaq: DUOT)

(904) 652-1601

tlh@duostech.com

Investor Relations

Matt Glover or Tom Colton

Gateway Investor Relations

(949) 574-3860

DUOT@GatewayIR.com

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Months Ended March 31,
	2020	2019
REVENUES:
Technology systems	$513,674	$3,918,438
Technical support	345,187	321,474
Consulting services	132,084	112,169
AI technologies

Total Revenues	990,945	4,352,081

COST OF REVENUES:
Technology systems	581,544	2,092,994
Technical support	234,276	105,324
Consulting services	72,260	22,919
AI technologies

Total Cost of Revenues	888,080	2,221,237

GROSS PROFIT	102,865	2,130,844

OPERATING EXPENSES:
Research and development	406,392	383,421
Engineering	312,428	465,907
Sales & marketing	139,852	250,425
Administration	1,015,559	803,327
AI technologies	316,549	181,314

Total Operating Expenses	2,190,780	2,084,394

PROFIT (LOSS) FROM OPERATIONS	(2,087,914)	46,450

OTHER INCOME (EXPENSES):
Interest Expense	(68,932)	(2,621)
Other income, net	9,798	340

Total Other Income (Expense)	(59,134)	(2,281)

NET PROFIT (LOSS)	(2,147,048)	44,169

Basic Net Profit (Loss) Per Share	$(0.80)	$0.03
Diluted Net Profit (Loss) Per Share	$(0.80)	$0.01

Weighted Average Shares-Basic	2,687,482	1,547,946
Weighted Average Shares-Diluted	2,687,482	3,485,891

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$6,552,888	$56,249
Accounts receivable, net	645,536	2,611,608
Contract assets	383,700	1,375,920
Prepaid expenses and other current assets	887,035	716,598

Total Current Assets	8,469,159	4,760,375

Property and equipment, net	246,811	260,181
Operating lease right of use asset	374,287	430,146

OTHER ASSETS:
Software Development Costs, net	15,000	20,000
Patents and trademarks, net	67,566	61,598
Total Other Assets	82,566	81,598

TOTAL ASSETS	$9,172,823	$5,532,300

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$663,746	$2,641,437
Accounts payable - related parties	12,491	12,791
Notes payable - financing agreements	184,580	42,299
Notes payable - related parties, net of discounts	954,299	905,373
Line of credit	65	27,615
Payroll taxes payable	12,390	115,111
Accrued expenses	150,969	393,272
Current portion - financing lease agreements	46,520	45,072
Current portion-operating lease obligations	248,985	239,688
Contract liabilities	10,170	8,661
Deferred revenue	681,673	936,428

Total Current Liabilities	2,965,888	5,367,747

Finance lease payable	76,876	89,026
Operating lease obligations	137,535	202,797

Total Liabilities	3,180,299	5,659,570

Commitments and Contingencies (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,485,000 shares available to be designated
Series A redeemable convertible cumulative preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at March 31, 2020 and December 31, 2019, convertible into common stock at $6.30 per share	—	—
Series B convertible cumulative preferred stock, $1,000 stated value per share, 15,000 shares designated; 1,705 and 1,705 issued and outstanding at March 31, 2020 and December 31, 2019, convertible into common stock at $7 per share	1,705,000	1,705,000
Common stock: $0.001 par value; 500,000,000 shares authorized, 3,525,838 and 1,982,039 shares issued, 3,524,514 and 1,980,715 shares outstanding at March 31, 2020 and December 31, 2019, respectively	3,526	1,982
Additional paid-in capital	39,329,214	31,063,915
Total stock & paid-in-capital	41,037,740	32,770,897
Accumulated deficit	(34,887,764)	(32,740,715)
Sub-total	6,149,976	30,182
Less: Treasury stock (1,324 shares of common stock at March 31, 2020 and December 31, 2019)	(157,452)	(157,452)
Total Stockholders' Equity (Deficit)	5,992,524	(127,270)

Total Liabilities and Stockholders' Equity (Deficit)	$9,172,823	$5,532,300

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,
	2020	2019

Cash from operating activities:
Net profit (loss)	$(2,147,048)	$44,169
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	48,647	41,132
Stock based compensation	8,100	21,892
Stock issued for services	7,500	—
Interest expense related to debt discounts	48,926	—
Changes in assets and liabilities:
Accounts receivable	1,966,072	(2,084,943)
Contract assets	992,220	921,608
Prepaid expenses and other current assets	(5,062)	91,898
Operating lease right of use asset	55,858	(557,485)
Accounts payable	(1,977,690)	643,916
Related payable-related party	(300)	—
Payroll taxes payable	(102,721)	(156,843)
Accrued expenses	(242,303)	26,265
Operating lease obligation	(55,965)	571,245
Contract liabilities	1,509	(999,048)
Deferred revenue	(254,755)	(63,965)

Net cash used in operating activities	(1,657,012)	(1,500,159)

Cash flows from investing activities:
Purchase of patents/trademarks	(7,310)	(3,000)
Purchase of fixed assets	(28,935)	(88,511)

Net cash used in investing activities	(36,245)	(91,511)

Cash flows from financing activities:
Repayments of line of credit	(27,550)	(921)
Issuance cost	(1,001,885)	—
Repayments of insurance and equipment financing	(23,094)	(64,295)
Payment of finance lease	(10,702)	—
Proceeds from common stock issued	9,253,128	—
Proceeds from warrants exercised	—	1,650,000

Net cash provided by financing activities	8,189,897	1,584,784

Net increase (decrease) in cash	6,496,640	(6,886)
Cash, beginning of period	56,249	1,209,301
Cash, end of period	6,552,889	1,202,415

Supplemental Disclosure of Cash Flow Information:
Interest paid	$6,643	$1,536

Supplemental Non-Cash Investing and Financing Activities:
Common stock issued for accrued BOD fees	$7,500	$—
Note issued for financing of insurance premiums	$165,375	$165,864